EXHIBIT 10.2










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                          PURCHASE AND OPTION AGREEMENT
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                            FIELDWORKS, INCORPORATED
                             FWRKS ACQUISITION CORP.






                                  June 29, 2000
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                                TABLE OF CONTENTS

                                                                            Page

1.  Acquisition of Securities................................................-1-
    1.1    Sale and Issuance of Notes and Warrant............................-1-
    1.2    Acquisition of First Option.......................................-1-
    1.3    Acquisition of Second Option......................................-2-

2.  Representations and Warranties of the Company............................-2-
    2.1    Organization, Qualification, Authorization and Enforcement........-2-
    2.2    Capitalization and Voting Rights..................................-3-
    2.3    Valid Issuance, Grant and Reservation.............................-4-
    2.4    SEC Documents.....................................................-4-
    2.5    Absence of Undisclosed Liabilities................................-4-
    2.6    Absence of Certain Developments...................................-5-
    2.7    Governmental Consents.............................................-6-
    2.8    Litigation........................................................-6-
    2.9    Patents and Trademarks............................................-6-
    2.10   Compliance with Other Instruments.................................-7-
    2.11   Agreements........................................................-8-
    2.12   Title to Property and Assets......................................-8-
    2.13   Labor Agreements and Actions; Employee Benefits...................-8-
    2.14   Insurance.........................................................-9-
    2.15   Tax Matters.......................................................-9-
    2.16   Regulations G, T and X............................................-9-
    2.17   No Default; Compliance with Applicable Laws......................-10-
    2.18   Seniority........................................................-11-
    2.19    Takeover Statutes...............................................-11-
    2.20   Private Offering.................................................-11-
    2.21   Warranties.......................................................-11-
    2.22   No Misrepresentations............................................-12-

3.  Representations and Warranties of the Purchaser.........................-12-
    3.1    Authorization....................................................-12-
    3.2    Purchase for Investment..........................................-12-
    3.3    Purchaser's Investment Decision..................................-12-

4.  Deliveries by the Company...............................................-12-
    4.1    Secretary's Certificate..........................................-12-
    4.2    Opinion of Company Counsel.......................................-13-
    4.3    Consents and Waivers.............................................-13-
    4.4    Note Certificate.................................................-13-
    4.5    Warrant Certificate..............................................-13-
    4.6    Registration Rights Agreement....................................-13-

5.  Deliveries by the Purchaser.............................................-13-
    5.1    Note and Warrant Purchase Price..................................-13-
    5.2    Registration Rights Agreement....................................-13-

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6.  Affirmative Covenants of the Company....................................-13-
    6.1    Reservation of Securities........................................-13-
    6.2    Rank of Notes. ..................................................-14-
    6.3    Transfer Pursuant to Rule 144A...................................-14-
    6.4    Inspection.......................................................-14-
    6.5    Further Assurances...............................................-14-
    6.6    Board Observer...................................................-14-
    6.7    Conduct of Business..............................................-15-
    6.8    Right of First Refusal...........................................-15-

7.  Negative Covenants of the Company.......................................-15-

8.  Additional Covenants of the Company.....................................-17-
    8.1    Pre-Emptive Rights...............................................-17-
    8.2    Special Meeting of Shareholders..................................-17-
    8.3    Repayment of Notes and Loans; Reimbursement of Expenses..........-17-
    8.4    Directors........................................................-18-

9.  Covenant of IWHC........................................................-18-

10. Covenants of the Purchaser..............................................-18-
    10.1   Exercise of Warrant..............................................-18-
    10.2   Working Capital Loans of Purchaser...............................-19-

11. Exercise Date Deliveries by the Company to the Purchaser................-19-
    11.1   Secretary's Certificate..........................................-19-
    11.2   President's Certificate..........................................-19-
    11.3   Good Standing Certificate........................................-19-
    11.4   Opinion of Company Counsel.......................................-19-

12. Conditions Precedent to Effectiveness of Exercise.......................-19-

13. Closing.................................................................-20-

14. Closing Deliveries by the Company to the Purchaser......................-20-
    14.1   Secretary's Certificate..........................................-20-
    14.2   President's Certificate..........................................-21-
    14.3   Good Standing Certificate........................................-21-
    14.4   Certificates.....................................................-21-
    14.5   Consents and Waivers.............................................-21-
    14.6   Charter Amendment................................................-22-
    14.7   Resignations.....................................................-22-
    14.8   Other Instruments................................................-22-

15. Closing Deliveries by the Company to IWHC...............................-22-

16. Closing Deliveries by IWHC..............................................-22-

17. Closing Deliveries by the Purchaser.....................................-22-

18. Conditions Precedent to Closing Date Obligations........................-23-

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    18.1   Conditions to Obligations of the Purchaser.......................-23-
    18.2   Conditions to Obligations of the Company.........................-23-

19. Indemnity...............................................................-24-

20. Termination.............................................................-25-

21. Definitions.............................................................-26-

22. Miscellaneous...........................................................-32-
    22.1   Additional Agreements; Cooperation...............................-32-
    22.2   Survival of Representations, Warranties and Covenants............-32-
    22.3   Successors and Assigns...........................................-32-
    22.4   Governing Law; Jurisdiction......................................-33-
    22.5   Counterparts.....................................................-33-
    22.6   Titles and Subtitles.............................................-33-
    22.7   Notices..........................................................-33-
    22.8   Finder's Fee.....................................................-34-
    22.9   Entire Agreement; Amendments and Waivers.........................-34-
    22.10  Severability.....................................................-34-
    22.11  Specific Performance.............................................-34-
    22.12  Expenses and Taxes...............................................-34-
    22.13  Waiver of Trial By Jury..........................................-35-
    22.14  Independence of Covenants........................................-35-
    22.15  IWHC Waiver of Preemptive Rights.................................-35-

                          PURCHASE AND OPTION AGREEMENT
                          -----------------------------

         THIS PURCHASE AND OPTION AGREEMENT (the "Agreement") is made this 29th day of June, 2000, by and between FieldWorks, Incorporated, a Minnesota corporation (the "Company"), and FWRKS Acquisition Corp., a Delaware corporation (the "Purchaser"), which is a wholly-owned subsidiary of Kontron Embedded Computers AG, a German corporation. Certain capitalized terms used herein are defined in Section 21 hereof.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Purchaser desires to purchase and to acquire the right to purchase certain securities of the Company and the Company is willing to sell and to grant or issue the right to acquire such securities, upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

         1.       Acquisition of Securities.

                  1.1 Sale and Issuance of Notes and Warrant. The Company hereby issues and sells, and the Purchaser hereby purchases and acquires, the Notes and Warrant. Concurrently herewith, the Company is delivering to the Purchaser the Notes and the Warrant against wire transfer of the Note and Warrant Purchase Price to an account heretofore designated by the Company.

                  1.2 Acquisition of First Option. The Company hereby grants to the Purchaser, and the Purchaser hereby acquires from the Company, the First Option, which shall expire at 5:00 P.M., Central Time, on August 15, 2000. The aggregate number and kind of shares subject to the First Option and the exercise price of the First Option shall be subject to adjustment as provided in Exhibit A hereto. The First Option may be exercised by the Purchaser at any time prior to its expiration by delivery to the Company of notice to such effect, which notice (i) shall set forth the Exercise Date, and (ii) shall be irrevocable and shall constitute the Purchaser's agreement, subject only to the conditions herein provided, to purchase the First Option Shares on the Closing Date. If the Purchaser does not exercise the First Option prior to its expiration, then the First Option shall be null and void and of no further force and effect.

                  1.3 Acquisition of Second Option. Concurrently herewith, the Purchaser and IWHC are executing and delivering the Second Option Agreement pursuant to which IWHC is acquiring the Second Option.

         2. Representations and Warranties of the Company. For the purposes of this Section 2, references to the "Company" shall be deemed references to the Company and the Subsidiaries, unless such a reference would be inappropriate in the context in which it is made. The Company hereby represents and warrants to the Purchaser that, except for the exceptions set forth in Exhibit B (the "Schedule of Exceptions") attached hereto and furnished to the Purchaser (which exceptions shall be deemed to be representations and warranties as if made hereunder):

                  2.1 Organization, Qualification, Authorization and
         Enforcement.

                           (a) The Company is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to own and use its properties and to carry on its business as currently conducted and as proposed to be conducted. The Company has no Subsidiaries other than those that are identified in Section 2.1 of the Schedule of Exceptions. Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. Each of the Company and the Subsidiaries is duly qualified to transact business as a foreign corporation in each jurisdiction in which it is required to so qualify, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. True and correct copies of the Company's Charter and Bylaws, each as amended through the date hereof, have been provided by the Company to the Purchaser.

                           (b) The Company has all requisite legal and corporate
                  power and authority to enter into and to consummate the transactions contemplated hereby (including without limitation, the issuance and sale of the Notes and Warrant, the grant of the First Option and the issuance of the Reserved Shares) and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  2.2 Capitalization and Voting Rights. The authorized capital of the Company consists of:

                           (a) 5,000,000 shares of Preferred Stock, 4,250,000 of
                  which have been designated as Series B Preferred Stock and 500,000 of which have been designated as Series C Preferred Stock and all of which Series B Preferred Stock and Series C Preferred Stock are issued and outstanding on the date hereof. No shares of any other series of Preferred Stock are outstanding. The designation, powers, preferences and rights and the qualifications, limitations and restrictions of the Series B Preferred Stock and the Series C Preferred Stock are as stated in the Charter.

                           (b) 30,000,000 shares of Common Stock, of which
                  8,894,426 shares are issued and outstanding on the date hereof.

         Except as set forth in Section 2.2 of the Schedule of Exceptions and for the right to acquire securities pursuant to the Warrant and the First Option, there are no outstanding options, warrants, rights (including conversion, exchange or preemptive rights) or agreements for the purchase or acquisition from or sale or disposition by the Company of any shares of its capital stock. The Company is not a party or subject to any agreement, arrangement or understanding, and, to the Company's Knowledge, except as set forth in
         Section 2.2 of the Schedule of Exceptions, there is no agreement, arrangement or understanding between Persons other than the Company, that affects or relates to the voting or giving of written consents with respect to any security or by any director of the Company. Except as set forth in Section 2.2 of the Schedule of Exceptions: (i) the Company has no obligation to purchase, redeem or otherwise acquire any of its securities or to make any distribution, in cash, securities or otherwise, in respect thereof; and (ii) there are no voting trusts or agreements, shareholders agreements, rights of first refusal, preemptive rights or proxies relating to securities of the Company.

                  2.3 Valid Issuance, Grant and Reservation. The issuance, sale and delivery of the Notes and the Warrant, the grant of the First Option and the reservation for issuance of the Reserved Shares have been duly authorized by all required corporate action on the part of the Company and, when issued, sold, and delivered in accordance with the terms hereof for the consideration expressed herein, the Notes and the Warrant will be duly and validly issued. The Reserved Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrant, the First Option and the Second Option, shall be duly and validly issued, fully paid and non-assessable. The Notes, Warrant and First Option issued or granted hereunder are, and the Reserved Shares when issued will be, free and clear of any Encumbrances other than those created by, or imposed upon, the holders thereof through no action of the Company. The issuance of the Notes, the Warrant and the First Option is, and the Reserved Shares will be, free of preemptive or any other similar rights.

                  2.4 SEC Documents. The Company has furnished the Purchaser with true and complete copies of all SEC Documents. The Company has filed all SEC Documents on a timely basis, or has received a valid extension of the time for such filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments.

                  2.5 Absence of Undisclosed Liabilities. The Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the date hereof, or any act or omission at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, including taxes with respect to or based upon the transactions or events occurring at or prior to the date hereof, and including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan, except liabilities disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2000, current liabilities incurred since April 2, 2000, and obligations under agreements entered into in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Material Adverse Effect.

                  2.6 Absence of Certain Developments. Since January 2, 2000, except as disclosed in the SEC Reports or in Section 2.6 of the Schedule of Exceptions, there has been no: (a) event, occurrence or development with respect to the Company that has had a Material Adverse Effect; (b) declaration or payment of any dividend or other distribution of the assets of the Company or any direct or indirect redemption, purchase or acquisition of any securities of the Company;
         (c) increase in compensation of any of the Company's officers, or the rate of pay of the Company's employees as a group, except as part of regular compensation increases in the ordinary course of business; (d) resignation or termination of employment of any officer or key employee of the Company; (e) change in the accounting methods or practices followed by the Company; (f) issuance of any stock, bonds, or other securities of the Company or options, warrants, or rights or agreements or commitments to purchase or issue such securities or grant such options, warrants or rights, except for those issuances pursuant to the exercise of options, warrants, or convertible securities outstanding at such date or as contemplated by the Transaction Documents; (g) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, operation or business of the Company; (h) acceleration or prepayment of any Debt of the Company or the refunding of any such Debt, (i) waiver by the Company of a valuable right or of a material Debt owed to it; (j) loans made by the Company to its employees, officers, or directors, other than advances of expenses made in the ordinary course of business; (k) labor organization activity or organized labor trouble; (l) sale, transfer, or lease of any of the Company's assets, except in the ordinary course of business or any mortgage or pledge of or lien imposed upon any of the Company's assets; (m) notification by a material customer or supplier of the Company of its intention to terminate its relationship with the Company; or (n) any other material transaction by the Company otherwise than for fair value in the ordinary course of business. No event that would constitute an Event of Default (as defined in the Notes) has occurred, whether or not continuing on the date hereof.

                  2.7 Governmental Consents. Except for (a) the filing of any notice subsequent to the date hereof that may be required under Federal and/or applicable state securities laws (which, if required, shall be filed on a timely basis as may be so required), (b) if required, the filings required by the Company and the Purchaser under the HSR Act or
         (c) as listed in Section 2.7 of the Schedule of Exceptions hereto, no consent, approval, order or authorization of, or declaration to, or filing, registration, qualification or declaration with, any Person (governmental or private) is required for the valid authorization, execution, delivery and performance by the Company of the Transaction Documents or for the valid authorization, issuance, sale, delivery and grant of the Notes, the Warrant or the First Option or for the valid authorization, reservation, issuance, sale and delivery of the Reserved Shares.

                  2.8 Litigation. Except as described in Section 2.8 of the Schedule of Exceptions: (a) there is no action, suit, notice of violation, proceeding, or investigation pending or, to the Company's Knowledge, currently threatened against the Company that questions the validity or enforceability of the Transaction Documents or the right of the Company to enter into such agreements or instruments, or to consummate the transactions contemplated thereby, or that might result, either individually or in the aggregate, in any Material Adverse Effect, or any change in the current ownership of securities of the Company, including, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers; (b) the Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality; and (c) there is no action, suit, proceeding or investigation by the Company currently pending or that the Company presently intends to initiate.

                  2.9 Patents and Trademarks. The Company has sufficient title and ownership of all Intellectual Property Rights necessary for its business as now conducted without any conflict with or infringement of the rights of others. Section 2.9 of the Schedule of Exceptions contains a complete list of all Intellectual Property Rights held or made by the Company. Except as disclosed in Section 2.9 of the Schedule of Exceptions: (a) there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or material agreements with respect to the Intellectual Property Rights of any other Person;
         (b) the Company has not received any communications or claims alleging that the Company has violated or, by conducting its business as proposed, would violate, any of the Intellectual Property Rights of any other Person; (c) the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of such employee's best efforts to promote the interests of the Company or that would materially conflict with the Company's business as proposed to be conducted; (d) neither the execution and delivery of the Transaction Documents, nor the carrying on of the Company's business as currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated; and (e) the Company does not believe that it presently is or that it will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  2.10 Compliance with Other Instruments. Except as set forth in
         Section 2.10 of the Schedule of Exceptions, the Company is not in violation or default of any provisions of its Charter or Bylaws or of any instrument, judgment, order, writ, decree, or agreement to which it is a party or by which it or any of its assets may be bound or, of any provision of federal or state statute, rule or regulation, license, or permit applicable to the Company, the violation or default of which could have a Material Adverse Effect. The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or agreement or an event that results in the creation of any Encumbrance upon any assets of the Company or trigger any anti-dilution provisions, provisions for the right to purchase stock, or preemptive rights in any agreements to which the Company is a party. The Company does not have any Knowledge of any termination or material breach by the other parties to any material agreement, arrangement or understanding to which it is a party or to which any of its assets is subject. To the Company's Knowledge, there are no warranty claims or other uninsured claims against the Company under completed agreements that might involve a material liability that are not reserved against in the financial statements contained in the SEC Documents.

                  2.11 Agreements. Section 2.11 of the Schedule of Exceptions lists each of the following agreements, arrangements or understandings to which the Company is a party: (a) those required to be filed as exhibits to the SEC Documents in accordance with the rules and regulations under the Securities Act and Exchange Act; (b) those (other than purchase and sales orders entered into in the ordinary course of business) providing for payments to or by the Company in excess of $100,000 annually; and (c) those between the Company and any Affiliate thereof. Each of the foregoing listed in such Section 2.11 is valid, binding, in full force and effect and enforceable against the Company, and to the Knowledge of the Company, the other party or parties thereto, in accordance with its respective terms.

                  2.12 Title to Property and Assets. The Company has good and marketable title to all of its material property and assets, free and clear of all Encumbrances, except as disclosed in Section 2.12 of the Schedule of Exceptions or such Encumbrances that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest, free of any Encumbrances. All of the Company's material properties and assets are in good operating and usable condition, subject to normal wear and tear.

                  2.13 Labor Agreements and Actions; Employee Benefits. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the Knowledge of the Company, has sought to represent any of the employees, representatives, or agents of the Company. There is no strike or other labor dispute involving the Company pending, or, to the Knowledge of the Company, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. Except as disclosed in Section 2.13 of the Schedule of Exceptions, the Company has no employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974) covering employees of the Company, whether or not currently employed, or under which the Company has any obligation or liability. Section 2.13 of the Schedule of Exceptions lists all Benefit Arrangements. True and complete copies of all Benefit Arrangements have been provided or made available to the Purchaser prior to the date hereof. The Benefit Arrangements are and have been administered in compliance with their terms and with the requirements of applicable law. All payments to current or former employees of the Company pursuant to the Benefit Arrangements are and have been fully deductible under the Code.

                  2.14 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies, with extended coverage, in such amounts and with such coverage as is reasonable and prudent in view of the business and operations of the Company.

                  2.15 Tax Matters. The Company (a) has timely filed all tax returns that are required to have been filed by it with all appropriate governmental agencies (and all such returns are true and correct and fairly reflect its operations for tax purposes); and (b) has timely paid all taxes owed or assessments by it (other than taxes the validity of which are being contested in good faith by appropriate proceedings and in respect of which appropriate reserves are reflected in the financial statements contained in the SEC Documents). The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor and there are no material unresolved questions or claims concerning the Company's tax liability. To the best of the Company's Knowledge and belief, the Company's tax returns have not been reviewed or audited by any taxing authority. There is no pending dispute with any taxing authority relating to any of such returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes. The reserve for taxes and tax liabilities on the most recent balance sheet included in the SEC Documents is fully adequate to cover all liabilities of the Company for taxes with respect to periods ending on or before the date hereof.

                  2.16 Regulations G, T and X. The Company does not own or have any present intention of acquiring any "margin security" within the meaning of Regulation G (12 C.F.R. Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin security"). None of the proceeds of the Notes will be used, directly or indirectly, by the Company for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry, any margin security or for any purpose that might cause the Transaction Documents or the transactions contemplated thereby to violate any of Regulation G, T, U or X, or any other regulation, of the Board of Governors of the Federal Reserve System.

                  2.17 No Default; Compliance with Applicable Laws.

                           (a) The Company is not in default under any term of
                  any mortgage, indenture, deed of trust, or other material agreement, commitment, understanding, arrangement to which it or its properties is a party or by which it or any of the assets or properties owned by it may be bound.

                           (b) The Company is in compliance with, and is not in
                  violation or default under, any federal, state or local laws, ordinances, government rules and regulations applicable to their business operations, properties, or assets, including without limitation laws or regulations relating to: the environment; occupational health and safety; employee benefits; ERISA plans; wages; work place safety; equal employment opportunity and race; and religious, sex and age discrimination, except in respect of all of the foregoing for such non-compliance, violation or default as would not have a Material Adverse Effect. The Company does not have any Knowledge of any actual or claimed violation or default with respect to any of the foregoing. No material expenditures are or will be required in order to cause the current operations or assets and properties of the Company to comply with any applicable laws, ordinances, governmental rules or regulations. The Company heretofore has delivered to the Purchaser a copy of any audit, survey, assessment or report prepared by or for the Company during the five-year period prior to the date hereof relating to compliance or non-compliance with any of the foregoing laws, ordinances and governmental rules and regulations.

                           (c) The Company has all Approvals necessary to the
                  ownership of its assets and properties and to the conduct of its business, which if violated or not obtained would have a Material Adverse Effect. The Company has not been finally denied any application for any Approvals. There is no action pending, or to the best Knowledge of the Company, threatened or recommended by federal, state or local governmental authorities having jurisdiction thereof, either to revoke, withdraw, or suspend any Approvals, that would have a Material Adverse Effect on any Approvals, nor has any such governmental authority determined not to renew any Approvals.

                           (d) The Company is and has operated in material
                  compliance with all Government Contracts. Except as set forth in the SEC Documents, neither the Company nor any of the Subsidiaries is subject to any claim, penalty, fine, return of premium, repayment of costs charged, or renegotiation of charges or fees as a result of any audit, adjustment, charge, retroactive restatements of costs or charges, or other liability with respect to any Government Contract, except for any such claim, penalty, fine, return of premium, repayment or renegotiation as would not have a Material Adverse Effect.

                  2.18 Seniority. Except as disclosed in Section 2.18 of the Schedule of Exceptions, the Company does not have any equity or debt securities that are senior to the Notes in right of payment, whether upon liquidation, dissolution or otherwise.

                  2.19 Takeover Statutes. A committee of all "disinterested members" of the Company's Board (as such term is defined for purposes of Section 302A.673 of the MBCA) has approved this Agreement and the transactions contemplated hereby and the Company has completed all other actions and satisfied all other conditions necessary and sufficient to negate any application of Section 302A.673 to the Purchaser. Accordingly, with respect to Section 302A.673 of the MBCA the Purchaser may purchase more than 10% of the Company's voting stock pursuant to this Agreement and will not further be restricted from purchasing additional capital stock of the Company thereafter by virtue of such provision. Upon obtaining the Special Meeting Approvals, the Second Option Shares to be received by the Purchaser upon IWHC's exercise of the Second Option will have the same voting rights as the other shares of Common Stock in accordance with Section 302A.671 of the MBCA. Except as set forth above, no other state or federal "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation is applicable to the transactions contemplated hereby.

                  2.20 Private Offering. Neither the Company nor anyone acting on its behalf shall offer the Notes, the Warrant or the First Option, for issue or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes, the Warrant or the First Option, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of the Purchaser set forth in Sections 3.2 and 3.3, the offer, issuance and sale of the Notes, the Warrant, the First Option and the Reserved Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  2.21 Warranties. Section 2.21 of the Schedule of Exceptions describes the terms of all warranties and guarantees, written or oral, made or given within the five-year period preceding the date hereof in connection with the products and services of the Company. The reserve for warranty claims in the most recent balance sheet included in the SEC Documents has been fixed in accordance with GAAP consistently applied and is adequate to cover all liabilities for warranties with respect to periods ending on or before the date hereof.

                  2.22 No Misrepresentations. The representations and warranties made by the Company in or pursuant to the Transaction Documents (including the Exhibits and Schedules thereto) are true, complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make any such representation, warranty or statement, under the circumstances in which it is made, not misleading.

         3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

                  3.1 Authorization. This Agreement constitutes its legally binding obligation, enforceable against the Purchaser in accordance with its terms and the Purchaser has full power and authority to enter into this Agreement.

                  3.2 Purchase for Investment. The Purchaser is purchasing the Notes for its own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

                  3.3 Purchaser's Investment Decision. The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act or has such Knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

         4. Deliveries by the Company. Contemporaneously with the execution of this Agreement and the performance by the Purchaser of its obligations hereunder, the Company is delivering to the Purchaser the following:

                  4.1 Secretary's Certificate. A certificate of the Secretary of the Company certifying: (a) that attached thereto is a true and complete copy of the Company's Charter as in effect on the date hereof;
         (b) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date hereof; (c) that attached thereto is a true and complete copy of all resolutions adopted by the Board (or any committee thereof) authorizing or relating to the transactions contemplated by the Transaction Documents and that such resolutions are in full force and effect and have not been amended or revoked as of the date hereof; and (d) to the incumbency and specimen signatures of each officer of the Company executing the Transaction Documents and the other agreements and certificates contemplated hereby.

                  4.2 Opinion of Company Counsel. An opinion of Dorsey & Whitney LLP, counsel for the Company, in the form attached hereto as Exhibit C.

                  4.3 Consents and Waivers. Executed copies of any and all consents and waivers necessary or appropriate for consummation of the purchase and sale of the Note and Warrant.

                  4.4 Note Certificate. The Notes, dated the date hereof, in the principal amount of $2,500,000.

                  4.5 Warrant Certificate. The Warrant, dated the date hereof.

                  4.6 Registration Rights Agreement. A counterpart of the Registration Rights Agreement.

         5. Deliveries by the Purchaser. Contemporaneously with the execution of this Agreement and performance by the Purchaser of its obligations hereunder, the Purchaser is delivering to the Company the following:

                  5.1 Note and Warrant Purchase Price. The Note and Warrant Purchase Price, by wire transfer of immediately available funds.

                  5.2 Registration Rights Agreement. A counterpart of the Registration Rights Agreement.

         6. Affirmative Covenants of the Company. The Company covenants and agrees that so long as the First Option shall remain outstanding, provided that if the First Option is exercised, such period shall be extended, without further action of the parties hereto, to and including the Closing Date (except that the Company's covenants and agreements contained in Sections 6.2 and 6.3 hereof shall be effective so long as any of the Notes are outstanding):

                  6.1 Reservation of Securities. The Company shall at all times duly reserve for issuance the Reserved Shares and any other securities of the Company issuable pursuant to the terms of the Warrant, the First Option Shares and the Second Option Shares.

                  6.2 Rank of Notes. The Notes shall at all times rank on a parity with all other Debt of the Company other than the Bank Debt.

                  6.3 Transfer Pursuant to Rule 144A. From and after August 15, 2000, the Company shall provide to the Purchaser and, upon the Purchaser's request, to any prospective purchaser designated by the Purchaser the financial and other information specified in Rule 144A(d)(4) under the Securities Act and to take any other action reasonably requested by the Purchaser or to execute any certificates necessary to permit a transfer of the Notes by Purchaser to qualify for the exemption set forth in Rule 144A.

                  6.4 Inspection. The Company shall permit the Purchaser, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its Subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with the Purchaser, its nominees, assignees and representatives the finances and affairs of the Company and any Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

                  6.5 Further Assurances. At any time or from time to time upon the request of any holder of the Notes, the Warrant, the First Option Shares and the Second Option Shares, the Company shall execute and deliver such further documents and do such other acts and things as such holder may reasonably request in order to effect fully the purposes of the Transaction Documents.

                  6.6 Board Observer. The Purchaser shall have the right to send an observer (who need not be the same individual from meeting to meeting) to observe each meeting of the Board. The Company shall give the Purchaser advance written notice of each meeting of the Board and provide the Purchaser with an agenda and minutes of each meeting no later than the time it gives such notice and provides such agenda to the other members of the Board. Such observer shall be entitled to receive reimbursement for his reasonable costs incurred in attending such meetings, including, without limitation, meals, lodging and transportation.

                  6.7 Conduct of Business. The Company shall continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business.

                  6.8 Right of First Refusal. The Company shall not directly or indirectly, without the prior consent of the Purchaser, effect a Subsequent Financing, except (a) the granting of options under, and the issuance of shares upon exercise of options granted under, any stock option plan heretofore adopted by the Company; and (b) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock, unless (i) the Company provides the Purchaser a Subsequent Financing Notice of its intention to effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing and the amount of proceeds intended to be raised thereby and (ii) the Purchaser shall not have notified the Company by 5:00

         P.M., Central Time, on the fifth Business Day after its receipt of the Subsequent Financing Notice of its good faith agreement to provide (or to cause its designee to provide) financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If the Purchaser shall fail to notify the Company of its intention to provide such financing within such time period, or shall fail to provide such financing within 30 days thereafter, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons set forth in the Subsequent Financing Notice; provided, that the Company shall provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser shall again have the right of first refusal set forth above in this Subsection 6.8, if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 days after the date that the initial Subsequent Financing Notice is given to the Purchaser.

         7. Negative Covenants of the Company. The Company covenants and agrees that:

                  (a) Until August 16, 2000 and, if the First Option is exercised, the Closing Date, without the consent of the Purchaser, the Company shall not take any of the following actions: (i) the entry into any agreement, arrangement or transaction with an Affiliate of the Company other than those currently in effect and disclosed in the SEC Documents; (ii) the amendment, modification or repeal of any provision of the Charter or Bylaws; (iii) the creation, authorization or issuance of any securities of the Company, provided that the Company may issue Common Stock (x) upon exercise of options granted under any stock option plan, agreement or arrangement heretofore adopted by the Company, (y) upon exercise of warrants outstanding on the date hereof, and (z) upon conversion of any security outstanding on the date hereof;
         (iv) the recapitalization of the Company or the reclassification of any authorized or issued capital stock of the Company; (v) the establishment of any new Subsidiary; (vi) the sale, lease, transfer or other disposition (in a transaction or related series of transactions) of any material assets of the Company or its Subsidiaries;(vii) the purchase, lease or acquisition by the Company of a material amount of assets; (viii) the making of any material change in the business conducted by the Company or its Subsidiaries or the failure to conduct such business in the ordinary course; (ix) the increase of the annual compensation of any Person employed by the Company or any Subsidiary by greater than 10% in any fiscal year of the Company or the hiring of any such employee whose annual compensation would exceed $125,000 in any such fiscal year; (x) the commencement by the Company or any Subsidiary of a voluntary case under any federal or state bankruptcy or reorganization, moratorium, relief of debtors, insolvency law, or the commencement of an involuntary case against the Company or any Subsidiary under any such law, which case is not opposed by the Company or such Subsidiary within 15 days thereafter or is not dismissed within 60 days thereafter or
         (xi) the entry into any agreement, arrangement or understanding to do any of the foregoing.

                  (b) In addition to those covenants set forth in (a) above, so long as any of the Notes, the Warrants, or the First Option shall remain outstanding, without the consent of the Purchaser, the Company shall not take any of the following actions: (i) the creation, incurrence, guarantee, issuance, or assumption of any Debt other than the Debt evidenced by the Notes, unless (x) such Debt is Bank Debt and
         (y) immediately thereafter, and after giving effect thereto, the total Debt of the Company (other than the Debt evidenced by the Notes) does not exceed $4,000,000; (ii) the repurchase, redemption or other acquisition of equity securities of the Company; (iii) the declaration of any dividends or the making of any distribution by the Company (other than dividend distributions of its Common Stock); (iv) the merger or consolidation of the Company or any Subsidiary with any other Person; (v) the liquidation or dissolution of the Company; or (vi) the entry into any agreement, arrangement or understanding to do any of the foregoing.

         8. Additional Covenants of the Company.

                  8.1 Pre-Emptive Rights. If the Company issues any shares of Common Stock upon the exercise of options or warrants at any time on or before the Closing Date, the Purchaser shall have the right for a period of 30 days following the Closing Date upon notice by the Company to it of any such issuance to purchase from the Company that number of shares of Common Stock as equals the number of shares of Common Stock issued upon such exercise at a price per share equal to the Market Value of the Common Stock. If the Company shall fail to notify the Purchaser of any such issuance, the 30-day period during which the Purchaser may exercise the right provided in the next preceding sentence shall commence upon discovery by the Purchaser of such issuance.

                  8.2 Special Meeting of Shareholders. The Company shall prepare, and as promptly as practicable after exercise by the Purchaser of the First Option, shall file with the Commission the Proxy Statement, respond to comments of the staff of the Commission, clear the Proxy Statement with the staff of the Commission and promptly thereafter mail the Proxy Statement to the appropriate holders of record of the Common Stock. The Company shall comply in all respects with the requirements of the Exchange Act and the rules and regulations thereunder applicable to the Proxy Statement and the solicitation of proxies for the Special Meeting (including any amendment or supplement to the Proxy Statement) and each party hereto shall furnish such information relating to it and to the transactions contemplated by the Transaction Documents as shall be required by such rules and regulations. The Proxy Statement shall include such information about the Purchaser, its Affiliates and nominees, as is required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder and the recommendation of the Board in favor of the transactions contemplated by the Transaction Documents.

                  8.3 Repayment of Notes and Loans; Reimbursement of Expenses. If (a) the Purchaser exercises the First Option but at the Special Meeting the Special Meeting Approvals are not obtained, or (b) if the Special Meeting Approvals are obtained, but the Closing Date does not occur on or before November 15, 2000 otherwise than by reason of the breach by the Purchaser of its obligations under this Agreement or the failure by the Purchaser to provide the information required by applicable rules and regulations to be included in the Proxy Statement, the Company shall repay the Notes and any Working Capital Loans made to it pursuant to Sections 9 and
         10.2 hereof, together with accrued interest thereon, within 30 days after the earlier to occur of the failure to obtain the Special Meeting Approvals at the Special Meeting or November 15, 2000.

                  8.4 Directors. Concurrently with the transactions effected on the Closing Date, the Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board as is equal to the product of the total number of directors on the Board (giving effect to the directors designated by Parent pursuant to this provision) multiplied by the percentage that the aggregate number of shares of Common Stock beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) by the Purchaser and its Affiliates bears to the total number of shares of Common Stock then outstanding (such number being the "Board Percentage") provided, however, that if the number of shares of Common Stock beneficially owned by the Purchaser and its Affiliates equals or exceeds 50.01% of the outstanding shares of Common Stock, the Board Percentage will in all events be at least a majority of the members of the Board. The Company and IWHC shall each, upon request of the Purchaser, use its respective best efforts to cause the Purchaser's designees to satisfy the Board Percentage, including without limitation increasing the size of the Board and securing resignations of such number of its incumbent directors as is necessary to enable the Purchaser's designees to be so elected to the Board, and shall promptly cause the Purchaser's designees to be so elected.

         9. Covenant of IWHC. If during the period from the date hereof to and including August 15, 2000, after the application of available proceeds of Bank Debt, the Notes and other sources of liquidity then available to the Company, the Purchaser in its reasonable discretion determines that the Company has insufficient cash to pay in the ordinary course its obligations that are due on or before August 15, 2000, upon notice from the Purchaser, IWHC shall make one or more Working Capital Loans to the Company in the maximum aggregate principal amount of $2,500,000.

         10. Covenants of the Purchaser.

                  10.1 Exercise of Warrant. On the Closing Date, the Purchaser shall exercise the Warrant in accordance with its terms. It shall be a condition to such exercise, which may be waived by the Company in its sole discretion, that the Purchaser purchase the First Option Shares and Second Option Shares concurrently. The Purchaser shall not transfer the Warrant to any other Person without the prior written consent of the Company and IWHC, and any Person to whom the Warrant is transferred shall agree in writing to be bound by the provisions of this Section
         10.1. Between the date hereof and the Closing Date, the Purchaser shall not exercise any other warrant to purchase shares of Common Stock.

                  10.2 Working Capital Loans of Purchaser. If the Purchaser exercises the First Option and during the period from August 16, 2000 to and including the earlier of the date of the Special Meeting (if the Special Meeting Approvals are not obtained) or the Closing Date, it determines in its reasonable discretion, after the application of available proceeds of Bank Debt, the Notes, the IWHC Working Capital Loans and other sources of liquidity then available to the Company, that the Company has insufficient cash to pay its obligations in the ordinary course, the Purchaser shall make one or more Working Capital Loans to the Company in the maximum aggregate principal amount of $5,000,000.

         11. Exercise Date Deliveries by the Company to the Purchaser. On or prior to the Exercise Date, the Company shall deliver to the Purchaser, duly and properly executed:

                  11.1 Secretary's Certificate. A certificate of the Secretary of the Company certifying: (a) that attached thereto is a true and complete copy of the Company's Charter as in effect on the date thereof; (b) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date thereof; (c) that attached thereto is a true and complete copy of all resolutions adopted by the Board (or any committee thereof) authorizing or relating to the transactions contemplated by the Transaction Documents, and that such resolutions are in full force and effect and have not been amended or revoked as of the date hereof; and (d) to the incumbency and specimen signatures of each officer of the Company executing the Transaction Documents and the other agreements and certificates contemplated thereby.

                  11.2 President's Certificate. A certificate of the President of the Company in accordance with Section 12(a) hereof.

                  11.3 Good Standing Certificate. A long-form certificate of the Secretary of State of the State of Minnesota dated as of a recent date as to the existence and good standing of the Company in such state.

                  11.4 Opinion of Company Counsel. An opinion of Dorsey & Whitney LLP, counsel for the Company, in the form attached hereto as Exhibit C.

         12. Conditions Precedent to Effectiveness of Exercise. The effectiveness of exercise by the Purchaser of the First Option shall be subject to the satisfaction as of or before the Exercise Date of the following conditions (unless waived in writing by the Purchaser):

                  (a) Except as may be set forth in Exhibit A to the certificate referenced in this Section 12(a), the Company's representations and warranties set forth in Article 2 of the Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Exercise Date as if such representations and warranties were made as of the Exercise Date, and the Purchaser shall have received a certificate to that effect and as to the matters set forth in Section 12(b) hereof, dated the Exercise Date, from the Company.

                  (b) All covenants, conditions and other obligations under this Agreement that are to be performed or complied with by the Company and IWHC prior to the Exercise Date shall have been performed and complied with in all material respects at or prior to the Exercise Date.

                  (c) If the certificate delivered pursuant to Section 12(a) shall include Exhibit A, then the matters set forth in such Exhibit A shall be satisfactory to the Purchaser in its sole and absolute discretion.

                  (d) There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against the Purchaser or the Company for the purpose of enjoining or preventing the consummation of the Transaction Documents, or otherwise claiming that the Transaction Documents or the consummation thereof is illegal.

                  (e) No Material Adverse Effect shall have occurred.

         13. Closing. The consummation of the purchase of the First Option Shares and Second Option Shares and the exercise of the Warrant (the "Closing") shall take place at 10:00 A.M., Eastern Time, on the Closing Date at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, or at such other place as may be agreed upon by the parties hereto.

         14. Closing Deliveries by the Company to the Purchaser. At or prior to the Closing, the Company shall deliver to the Purchaser, duly and properly executed:

                  14.1 Secretary's Certificate. A certificate of the Secretary of the Company certifying: (a) that attached thereto is a true and complete copy of the Company's Charter as in effect on the date thereof; (b) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date thereof; (c) that attached thereto is a true and complete copy of all resolutions adopted by the Board (or any committee thereof) and shareholders of the Company
         (A) authorizing or relating to the transactions contemplated by the Transaction Documents and (B) electing members of the Board in accordance with the provisions of Section 8.4 hereof, and that such resolutions are in full force and effect and have not been amended or revoked as of the date thereof; and (d) to the incumbency and specimen signatures of each officer of the Company executing the Transaction Documents and the other agreements and certificates contemplated thereby.

                  14.2 President's Certificate. A certificate of the President of the Company in accordance with Section 18.1(a) hereof.

                  14.3 Good Standing Certificate. A long-form certificate of the Secretary of State of the State of Minnesota dated as of a recent date as to the existence and good standing of the Company in such state.

                  14.4 Certificates. Certificates representing the Warrant Shares and the First Option Shares, registered in such names and in such denominations as the Purchaser shall have directed by notice to the Company given not later than two Business Days prior to the Closing Date.

                  14.5 Consents and Waivers. Executed copies of (a) any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents; (b) a consent executed by the holders of the outstanding shares of Series B Preferred Stock (i) to the transactions contemplated by the Transaction Documents; (ii) amending Section 6 of the Certificate of Designation of Series of Preferred Stock relating to the Series B Preferred Stock to provide that the prior affirmative written consent of the holders of at least a majority of the Series B Preferred Stock shall be required to take any of the actions specified in paragraphs (d) (insofar as it relates to the merger of the Company with the Purchaser or any Affiliate thereof), (i) and (l) thereof; (iii) amending Section 5 of the Certificate of Designation of Series of Preferred Stock relating to the Series C Preferred Stock to provide that the prior affirmative written consent of the holders of at least a majority of the Series C Preferred Stock shall be required to take any of the actions specified in paragraphs (d) (insofar as it relates to the merger of the Company with the Purchaser or any Affiliate thereof), (i) and (l) thereof, and
         (iv) amending each of the sections referenced in clauses (ii) and (iii) of this Section 14.5 to provide that the protective provisions contained in such sections shall terminate as to any shares of such Preferred Stock transferred and that the approval of holders of Preferred Stock required by such sections be calculated without reference to the Preferred Stock transferred.

                  14.6 Charter Amendment. An executed copy of an amendment to the Charter in appropriate form under applicable laws giving effect to the amendments to the Charter as to which consent shall have been obtained from the holders of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock as contemplated by Section
         14.5 hereof.

                  14.7 Resignations. Resignations, effective as of the Closing Date, of those directors necessary to give effect to the provisions of
         Section 8.4 hereof.

                  14.8 Other Instruments. Such other separate instruments or documents that the Purchaser deems necessary or appropriate in order to consummate the transactions contemplated by the Transaction Documents.

         15. Closing Deliveries by the Company to IWHC. At or prior to the Closing, the Company shall deliver to IWHC an amount equal to the sum of all amounts due and payable by the Company to IWHC under the Working Capital Loans, by wire transfer to an account designated by IWHC not later than two Business Days prior to the Closing Date.

         16. Closing Deliveries by IWHC. If the Second Option is exercised, at or prior to the Closing, IWHC shall deliver to the Purchaser certificates representing the Second Option Shares, accompanied by separate stock powers duly executed in blank, with signatures guaranteed by a commercial bank, trust company or New York Stock Exchange member firm.

         17. Closing Deliveries by the Purchaser. At or prior to the Closing,
(a) the Purchaser shall deliver to the Company (i) an amount equal to the excess of the purchase price for the Warrant Shares and First Option Shares over the sum of all amounts due and payable by the Company to the Purchaser under the Notes and the Working Capital Loans, by wire transfer to an account designated by the Company not less than two Business Days prior to the Closing Date, and
(ii) the Notes and the notes evidencing the Working Capital Loans; and (b) if the Second Option is exercised, the Purchaser shall deliver to IWHC the consideration for the Second Option Shares as more fully set forth in the Second Option Agreement.

         18. Conditions Precedent to Closing Date Obligations.

                  18.1 Conditions to Obligations of the Purchaser. Each and every obligation of the Purchaser to be performed at the Closing shall be subject to the satisfaction as of or before the

         Closing Date of the following conditions (unless waived in writing by the Purchaser):

                           (a) Except as set forth in Exhibit A to the
                  certificate referenced in Section 12(a) hereof, the Company's representations and warranties set forth in Article 2 of this Agreement shall have been true and correct in all material respects when made and as of the Exercise Date as if such representations and warranties were made as of the Exercise Date, and the Purchaser shall have received a certificate to that effect and as to the matters set forth in Section 18.1(b) hereof, dated the Closing Date, from the Company.

                           (b) All covenants, conditions and other obligations
                  under this Agreement that are to be performed or complied with by the Company and IWHC shall have been performed and complied with in all material respects at or prior to the Closing.

                           (c) No preliminary or permanent injunction or other
                  order (including a temporary restraining order) of any federal, state or local court or other governmental agency or of any foreign jurisdiction that prohibits the consummation of the Transaction Documents shall have been issued or entered and remain in effect.

                           (d) After giving effect to the exercise of the
                  Warrant and the purchase of the First Option Shares and Second Option Shares, the Purchaser shall own of record and beneficially securities of the Company having a combined voting power comprising a majority of the combined voting power of all then outstanding securities of the Company.

                           (e) The Special Meeting Approvals shall have been
                  obtained.

                           (f) If the HSR Act is applicable to the consummation
                  of the transactions contemplated under the Transaction Documents, all waiting periods thereunder shall have expired or been terminated.

                  18.2 Conditions to Obligations of the Company. Each and every obligation of the Company to be performed at the Closing shall be subject to the satisfaction as of or before the Closing of the following conditions (unless waived in writing by the Company):

                           (a) The Purchaser's representations and warranties
                  set forth in Article 3 of this Agreement shall have been true and correct in all material respects when made and as of the Exercise Date as if such representations and warranties were made as of the Exercise Date.

                           (b) All covenants, conditions and other obligations
                  under this Agreement that are to be performed or complied with by the Purchaser shall have been performed and complied with in all material respects at or prior to the Closing.

                           (c) No preliminary or permanent injunction or other
                  order (including a temporary restraining order) of any federal, state or local court or other governmental agency or of any foreign jurisdiction that prohibits the consummation of the Transaction Documents shall have been issued or entered and remain in effect.

                           (d) If the HSR Act is applicable to the consummation
                  of the transactions contemplated under the Transaction Documents, all waiting periods thereunder shall have expired or been terminated.

         19. Indemnity. (a) Subject to the provisions of Section 19(b) hereof, the Company shall, with respect to the representations, warranties, covenants and agreements made by the Company in the Transaction Documents indemnify, defend and hold the Purchaser and the holders of the Notes (and their respective shareholders, directors, officers, employees, agents, Affiliates and controlling parties) (each, an "Indemnified Party") harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from or in connection with the untruth, inaccuracy or breach (or any facts or circumstances constituting the untruth, inaccuracy or breach) of any such representations, warranties, covenants or agreements of the Company contained in this Agreement or the assertion of any claims relating to the foregoing. In addition, the Company shall indemnify and hold harmless each Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged violations by the

Company, the Board or any Indemnified Party or (ii) any actual violations by the Company or the Board of the provisions of (x) Securities Act or state securities or "blue sky" laws applicable to the Company relating to action or inaction required of the Company in connection with the Securities Act or registration or qualification under such state securities or blue sky laws, and (y) the MBCA, the Securities Act or the Exchange Act, applicable to the transactions contemplated by the Transaction Documents, including without limitation, those implicated in any claim, action, suit or proceeding that may hereafter be commenced by a shareholder of the Company; provided, however, that the Company shall not be liable hereunder to the extent that any such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based on an untrue statement or omission in reliance on and in conformity with written information furnished by the Purchaser to the Company; and shall reimburse each such Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of its election to assume the defense thereof, the Company shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party that conflict in any material respect with those available to the Company, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this
Section 19, the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Party and the Company shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 19. The Company shall not make any settlement of any claims indemnified against hereunder without the written consent of the Indemnified Party or Parties, unless such settlement shall include an unconditional release of the Indemnified Party or Parties.

         (b) Notwithstanding the provisions of Section 19(a) hereof, no Indemnified Party shall be entitled to assert a claim thereunder unless and until the aggregate amount of all claims thereunder by all Indemnified Parties equals or exceeds $25,000.

         20. Termination. This Agreement may be terminated as follows (notwithstanding receipt of the Special Meeting Approvals): (a) by mutual written consent of the Purchaser and the Company at any time; (b) by the Purchaser or the Company if the Closing shall not have occurred on or before November 15, 2000, provided that the party seeking to exercise such right is not then in breach of any of its material obligations under this Agreement; (c) by either the Company or the Purchaser if there shall be any law or regulation that makes consummation of the transactions contemplated by the Transaction Documents illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Purchaser or the Company from consummating such transactions is entered and such judgment, injunction, order or decree shall become final and non-appealable; or (d) by either the Company or the Purchaser if, at the Special Meeting or any adjournment thereof at which the Transaction Documents are submitted for approval, the Special Meeting Approvals shall not have been obtained. The party desiring to terminate this Agreement pursuant to this
Section 20 shall give written notice of such termination to the other party in accordance with Section 22.7. If this Agreement is terminated pursuant to
Section 20, this Agreement shall become void and of no effect with no liability on the part of any party hereto or such party's officers, directors, employees or representatives, except (i) that the agreements contained in Sections 6.1, 6.2, 6.3, 7(b), 8.3, 19, 22.4, 22.8 and 22.12 hereof shall survive the termination hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

         21. Definitions. All capitalized terms used in this Agreement shall have the meanings assigned to them elsewhere in this Agreement or as specified below:

                  "Accommodation Obligation" shall mean, as applied to any Person and without duplication of amounts, any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligations ("primary obligation") of any Person in any manner whether directly or indirectly, including any obligation of such Person or on behalf of any other Person (irrespective of whether contingent), or to otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Accommodation Obligation shall be deemed to be an amount equal to the maximum amount of a Person's liability with respect to the stated or determinable amount of the primary obligation for which such Accommodation Obligation is incurred.

                  "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Approvals" shall mean licenses, permits, franchises and other governmental approvals and authorizations.

                  "Bank Debt" shall mean senior commercial bank debt without equity features.

                  "Benefit Arrangement" shall mean all plans, contracts, bonuses, commissions, profit sharing, pension, savings, stock option, severance, medical, insurance, deferred compensation or similar fringe or employee benefits covering employees of the Company, whether or not currently employed, or under which the Company has any obligation or liability.

                  "Board" shall mean the Board of Directors of the Company.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota are authorized or required to close under Federal law or the laws of the State of Minnesota.

                  "Capitalized Lease" shall mean any lease of an asset by the Company or any subsidiary as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of the Company or such subsidiary.

                  "Capitalized Lease Obligations" shall mean the aggregate amount which in accordance with GAAP is required to be reported as a liability on the balance sheet of the Company or any subsidiary at such time in respect of its respective interest as lessee under a Capitalized Lease.

                  "Charter" shall mean the certificate of incorporation of the Company.

                  "Closing Date" shall mean the date on which the following concurrent transactions shall occur: (a) the acquisition by the Purchaser from the Company of the Warrant Shares; (b) the acquisition by the Purchaser from the Company of the First Option Shares; and (c) the acquisition by the Purchaser from IWHC of the Second Option Shares. The Closing Date shall be October 1, 2000, provided that if all of the conditions to the obligation of the Purchaser to effect the transactions set forth in the next preceding sentence shall not have been satisfied or waived, then the Closing Date shall be the date selected by the Purchaser that is not later than three Business Days after the satisfaction or waiver of all of such conditions, but in no event later than November 15, 2000.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Common Stock" shall mean the Company's Common Stock, par value $.001 per share.

                  "Debt" shall mean, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) all obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps or other financial products or similar instruments (including reimbursement with respect thereto), except such as have been issued to secure payment of trade payables; (d) all obligations of such Person to pay the deferred purchase price of property or services, except trade payables; (e) all Capitalized Lease Obligations of such Person; (f) all obligations or liabilities of others secured by a lien on any asset owned by such

         Person, whether or not such obligation or liability is assumed by such Person; and (g) all Accommodation Obligations of such Person.

                  "Encumbrances" shall mean liens, claims, charges, mortgages, pledges, security interests or encumbrances of any kind or character whatsoever.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Exercise Date" shall mean the date designated by the Purchaser on which the exercise of the First Option shall be effective and which shall in no event be later than August 15, 2000.

                  "First Option" shall mean the right and option to purchase the First Option Shares for an exercise price of $1.00 per share.

                  "First Option Shares" shall mean 7,750,000 shares of Common Stock.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America.

                  "Government Contracts" shall mean contractual, statutory, regulatory, and other requirements applicable to entities furnishing coverage to employees of federal, state and local governments and subdivisions and to beneficiaries under programs sponsored or administered by any such governments or subdivisions thereof.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                  "IWHC" shall mean Industrial-Works Holding Co., LLC, a Delaware limited liability company.

                  "Intellectual Property Rights" shall mean all worldwide intellectual property rights, including without limitation, each patent, patent right and application, license, trademark, trade name, and trademark right and application, copyright, copyright registration and application, service mark, brand mark and name, and trade secrets relating to or arising from any proprietary process or formula.

                  "Knowledge" shall mean with respect to the Company all information that is actually known, or in the exercise of reasonable diligence in the normal course of their employment should have been known, by David G. Mell and Karen L. Engebretson.

                  "Market Value" shall mean with respect to a share of Common Stock that may be purchased by the Purchaser in accordance with Section
         8.1 hereof, the average closing price (or if there shall be no published closing price, the average of the closing bid and asked prices) of a share of Common Stock in the principal securities market in which the Common Stock is traded during the 20 most recent trading days ended three trading days prior to the exercise of the option or warrant that resulted in such purchase of Common Stock by the Purchaser.

                  "Material Adverse Effect" shall mean a material adverse effect on the assets, condition (financial or otherwise), affairs, business, results of operations or prospects of the Company, but shall not include general economic conditions, conditions affecting the Company and its competitors generally or those matters disclosed in Section 2.6 of the Schedule of Exceptions.

                  "MBCA" shall mean the Minnesota Business Corporation Act.

                  "1999 Notes" shall mean the Company's subordinated notes dated in September 1999 in the aggregate principal amount of $3,000,000.

                  "Note and Warrant Purchase Price" shall mean the sum of $2,500,000.

                  "Notes" shall mean the Company's Subordinated Promissory Notes in the original aggregate principal amount of $2,500,000, in the form set forth as Exhibit D hereto.

                  "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, including, as appropriate, the Company or any subsidiary thereof.

                  "Proxy Statement" shall mean the proxy statement relating to the Special Meeting.

                  "Registration Rights Agreement" shall mean the agreement dated the date hereof between the Company and the Purchaser in the form attached hereto as Exhibit E.

                  "Reserved Shares" shall mean the aggregate of the shares of Common Stock issuable (a) upon exercise of the Warrant and the First Option, and (b) upon conversion of the Second Option Shares.

                  "SEC Documents" shall mean (a) all reports filed by the Company under the Exchange Act, including those filed pursuant to
         Section 13(a) or 15(d) thereof, and (b) all registration statements filed by the Company under the Securities Act, whether or not declared effective by the Commission, in each case for the three years preceding the date hereof.

                  "Second Option" shall mean the right and option of IWHC to sell the Second Option Shares to the Purchaser pursuant to the Second Option Agreement.

                  "Second Option Agreement" shall mean that certain agreement of even date herewith between IWHC and the Purchaser.

                  "Second Option Shares" shall mean 2,428,600 shares of Series B Preferred Stock and 285,700 shares of Series C Preferred Stock.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Series B Preferred Stock" shall mean the Company's Series B Convertible Participating Preferred Stock, $.001 par value.

                  "Series C Preferred Stock" shall mean the Company's Series C Convertible Participating Preferred Stock, $.001 par value.

                  "Special Meeting" shall mean a special meeting of shareholders of the Company, the agenda for which shall include all approvals required for the transactions contemplated by the Transaction Documents, including without limitation, those required under Sections 302A.671 and 302A.673 of the MBCA and the rules of the Nasdaq Stock Market (the "Special Meeting Approvals").

                  "Subsequent Financing" shall mean the offer, sale, grant of an option to purchase, or other disposition (or the announcement of an offer, sale, grant of an option to purchase or other disposition) of any equity or equivalent security of the Company or any Subsidiary.

                  "Subsequent Financing Notice" shall mean a written notice of a Subsequent Financing.

                  "Subsidiaries" shall mean those corporations of which more than 50% of the outstanding shares of stock of each class having ordinary voting power is owned or controlled, directly or indirectly, by the Company.

                  "Transaction Documents" shall mean this Agreement, the Notes, the Warrant and the Registration Rights Agreement.

                  "Warrant" shall mean the warrant to purchase 1,250,000 shares of Common Stock, in the form set forth as Exhibit F hereto.

                  "Warrant Shares" shall mean the Common Stock issuable upon exercise of the Warrant.

                  "Working Capital Lender" shall mean IWHC or the Purchaser, as the case may be.

                  "Working Capital Loan" shall mean a loan made by either of IWHC or the Purchaser to the Company, which shall represent the purchase of a subordinated note substantially in the form of the Notes in the principal amount of such Working Capital Loan. Each such Note shall be delivered to the Working Capital Lender against wire transfer of such Working Capital Loan to an account designated by the Company.

         22. Miscellaneous.

                  22.1 Additional Agreements; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto shall use its reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using its reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings commenced or instituted by persons or entities other than the parties hereto challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (v) to fulfill all conditions to this Agreement.

                  22.2 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company; provided, however, that the representations and warranties of the parties shall not survive beyond the third anniversary of the Closing.

                  22.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Notes sold hereunder or the Reserved Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign or transfer any of its rights under this Agreement without the prior written consent of the Purchaser. The Purchaser may assign and transfer its rights under this Agreement, in whole or in part, to any of its Affiliates at such times and upon such conditions as the Purchaser shall determine in its sole discretion subject to the obligations imposed on the Purchaser by this Agreement.

                  22.4 Governing Law; Jurisdiction. This Agreement and the other Transaction Documents shall be governed by, construed, applied and enforced in accordance with the laws of the State of Delaware, including the Uniform Commercial Code, except that no doctrine of choice of law shall be used to apply any law other than that of Delaware, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon. Any action or proceeding to enforce any right arising out of the Transaction Documents may be commenced in the courts of the State of Delaware or in the United States District Court in the State of Delaware, and the Company consents to such jurisdiction, agrees that venue will be proper in such courts in any such matter, agrees that New Castle County is the most convenient forum for litigation in any such suit, action or legal proceeding, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Company, or as otherwise provided by the laws of the State of Delaware or the United States of America. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  22.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  22.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  22.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery (which shall include delivery by responsible overnight carrier)to the party to be notified or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by written notice hereunder to the other parties, with a copy (which shall not constitute notice) to (a) in case of notices to the Company, to Dorsey & Whitney LLP, Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota 55402,
         Attention: Kenneth Cutler, Esq., (b) in case of notices to the Purchaser, to Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, Attention: David J. Adler, Esq., and
         (c) in the case of notices to IWHC to Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Costa Mesa, California 92626, Attention:
         Peter J. Tennyson, Esq.

                  22.8 Finder's Fee. Each party represents that except as set forth in Section 22.8 of the Schedule of Exceptions, it neither is nor will be obligated for any finder's fee or commission in connection with the transactions contemplated by the Transaction Documents. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

                  22.9 Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

                  22.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  22.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of demonstrating the inadequacy of money damages.

                  22.12 Expenses and Taxes. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except (a) as set forth in the Registration Rights Agreement and (b) that such expenses of the Company shall be limited to $650,000 payable to Goldsmith, Agio, Helms & Lynner at the Closing plus other expenses not to exceed $250,000 in the aggregate. The Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  22.13 Waiver of Trial By Jury. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO AND THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 22.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

                  22.14 Independence of Covenants. All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any one covenant, the fact that it would be permitted by another covenant, by an exception thereto, or would otherwise be within the limitations thereof, shall not avoid the occurrence of breach of this Agreement if such action is taken or condition exists.

                  22.15 IWHC Waiver of Preemptive Rights. By its signature to this Agreement, IWHC (as the holder of all issued and outstanding shares of the Company's Series B Preferred Stock and Series C Preferred Stock), hereby irrevocably waives, solely with respect to the transactions contemplated by this Agreement (including without limitation, the issuance of the First Option, the Warrant and the Reserved Shares), the preemptive rights provisions set forth in Section 8 of the Certificate of Designation of Series of Preferred Stock relating to the Series B Preferred Stock and Section 7 of the Certificate of Designation of Series of Preferred Stock relating to the Series C Preferred Stock.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                        FIELDWORKS, INCORPORATED



                                        By:  /s/ David G. Mell
                                             --------------------------------
                                             David G. Mell, President

                                             Address: 7631 Anagram Drive
                                                      Eden Prairie, MN 55344



                                        FWRKS ACQUISITION CORP.


                                        By:  /s/ Pierre McMaster
                                             --------------------------------
                                             Pierre McMaster, President

                                             Address: Teknor Applicom Inc.
                                                      616 Cure-Boivin

                                                      Boisbriand, QC Canada
                                                      J7G 2A7



ACKNOWLEDGED AND AGREED SOLELY
WITH RESPECT TO THE PROVISIONS
OF SECTIONS 8.4, 9, 16 AND 22.15
HEREOF:

INDUSTRIAL-WORKS HOLDING CO., LLC

By: /s/ Robert D.D. Forbes
    --------------------------------
    Name:  Robert D.D. Forbes
    Title: Managing Director

Address: 19200 Van Karman Avenue
         Suite 400
         Irvine, California 92612